Exhibit 5.1

To:

Nokia Corporation

Karakaari 7,

FI-02610 Espoo

Finland

February 28, 2025

Dear Recipients,

We have acted as legal advisers to Nokia Corporation (the “Company” or “Nokia”), a company incorporated under the laws of the Republic of Finland, as to Finnish law in connection with the filing of a registration statement on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) on February 28, 2025, (the “Registration Statement”) concerning the registration of an aggregate of 40,330,633 ordinary shares, with no nominal value and in book-entry form, of Nokia (“Nokia Shares”) to be delivered in the form of American Depositary Shares (the “Nokia ADSs”) to the eligible participants (“Eligible Participants”), issuable pursuant to the Infinera Corporation Amended and Restated 2016 Equity Incentive Plan (“Equity Plan”) and in accordance with the Agreement and Plan of Merger dated as of June 27, 2024 by and among the Company, Infinera Corporation, a Delaware corporation (“Infinera”) and Neptune of America, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) (the “Merger Agreement”) that provides for Merger Sub to merge with and into Infinera (the “Merger”), with Infinera surviving the Merger as a wholly owned subsidiary of the Company. In each case, the Nokia Shares will be delivered in the form of American Depositary Shares, with each Nokia ADS representing the right to one Nokia Share upon the terms and conditions of the deposit agreement for the Nokia ADSs. Such Nokia Shares to be delivered to Eligible Participants in the form of Nokia ADSs include Nokia Shares held, at the date hereof, by Nokia or its wholly-owned subsidiaries.

In our capacity as the Company’s legal advisors as to Finnish law, we have been requested to render an opinion as to certain matters of Finnish law.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the general rules and regulations under the U.S. Securities Act of 1933 (the “Securities Act”).

1.	Reviewed documents

For the purposes of giving this opinion, we have examined the following documents:

(a)	a copy of the Registration Statement in the form it was filed with the SEC on February 28, 2025;

(b)	a copy of the minutes of the meeting of the Board of Directors, dated November 22, 2024;

(c)	the Articles of Association of the Company, as in force on the date hereof; and

(d)

a trade register extract relating to the Company, as available on the date hereof in the online Trade Register database (the “Trade Register Extract”) maintained by the Finnish Patent and Registration Office (the “Trade Register”).

2.	Assumptions

In giving the opinion stated herein, we have made the following assumptions:

(a)	that all documents submitted to us as copies, specimen documents or conformed copies conform to the originals thereof;

(b)

that all documents submitted to us as extracts will be or have been executed or, where applicable, approved in the form of such final extracts subject only to amendments of a non-material nature or amendments which we have approved on or before the date of this opinion;

(c)	that all information in the public registers reviewed by us for the purposes of this opinion is accurate, complete and up-to-date;

(d)

that all documents on which we have expressed reliance remain accurate and that no additional matters would have been disclosed by a company search at the Trade Register if carried out since the carrying out of the search referred to above;

(e)

the absence of bad faith, fraud, coercion, duress, misrepresentation, mistake or undue influence by, on the part of or on behalf of, or suffered by, any of the parties relevant to the Equity Plan or any other transactions contemplated by the Registration Statement or their respective shareholders, directors, officers, employees, agents and advisers or any other relevant person, to the extent such could have an effect on the opinion expressed below;

(f)

that neither the issuance of the Nokia Shares nor any of the transactions contemplated by the Registration Statement (whether individually or seen as a whole) are or will result in a breach of any laws other than the laws of Finland;

(g)

that, to the extent relevant for purposes of the opinion expressed below, all material factual information contained in, or material statements given in connection with, the Registration Statement are true, complete and accurate; and

(h)

that (i) the Registration Statement has been duly filed by the Company and will be declared effective and will continue to be effective at the time of the issuance of the Nokia Shares, (ii) the offering, subscription, payment and issuance of the Nokia Shares will be in accordance with the Registration Statement, the Merger Agreement and the Equity Plan, (iii) the Nokia Shares will be issued in accordance with the Finnish Limited Liability Companies Act (624/2006, as amended) (the “Finnish Companies Act”) (including, for the avoidance of doubt, Chapters 1 (Main principles of company operations and application of this Act) and 9 (Share issue) thereof), and (iv) the issuance of the Nokia Shares will not violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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3.	Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we are of the opinion that under Finnish law as in force on the date hereof:

(a)

Subject to the requisite authorization from the annual general meeting of the Company’s shareholders for the issuance of the Nokia Shares not being revoked, the Nokia Shares will, upon issuance, be validly issued and fully-paid and non-assessable (which term means in each case when used herein that no further contributions have to be made by the holders of the Nokia Shares or Nokia ADSs solely because of their shareholder status as holders of Nokia Shares or Nokia ADSs).

4.	Qualifications

This opinion is subject to the following qualifications:

(a)

notwithstanding the registration of the Nokia Shares with the Trade Register, the decision to issue the Nokia Shares by the Company’s Board of Directors or the authorization thereof by the Company’s annual general meeting may be challenged by a dissenting shareholder in court either on formal or on substantial grounds in accordance with the Finnish Companies Act, and should the court decide in favor of the claimant, the court may upon the claimant’s request render invalid or amend the authorization or the decision to issue the Nokia Shares by the Company’s Board of Directors or declare either of them null and void;

(b)	we express no opinion as to the accuracy or completeness of the information contained in the Registration Statement;

(c)	we express no opinion as to tax law matters or any factual, commercial, calculating, auditing or other non-legal matters; and

(d)

we express no opinion as to any law other than the law of Finland as presently in force and we have assumed that there is nothing in any other law that affects our opinion stated herein; legal concepts expressed or described herein shall be governed by and words and expressions used herein shall be construed in accordance with Finnish law notwithstanding that original Finnish terms and definitions may not always have been used.

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This opinion: (a) is issued and may only be relied upon on the express condition that it and any issues of liability arising hereunder shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of Finland; (b) speaks only as of the date stated above; and (c) is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

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We are furnishing this opinion to you solely for your benefit in relation to the registration of the Nokia Shares, issuable pursuant to the Equity Plan and in connection with the Merger. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we would be in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it. Other than as set out above in this paragraph, this opinion is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully,

Roschier, Attorneys Ltd.

/s/ Antti Ihamuotila	/s/ Petri Avikainen
Antti Ihamuotila	Petri Avikainen

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